Exhibit 4.56

AMENDMENT 6 TO SERIES 2009-1 NOTE PURCHASE AGREEMENT

THIS AMENDMENT 6, dated as of July 16, 2010 (the “Amendment”),  is to the Series 2009-1 Note Purchase Agreement, dated as of October 23, 2009 (as amended, supplemented and otherwise modified from time to time in accordance with its terms, the “Agreement”), among TAL ADVANTAGE III LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Purchaser (“WFBNA”), ABN AMRO BANK N.V. (f/k/a FORTIS BANK (NEDERLAND) N.V.), as a Purchaser, DVB BANK S.E., as a Purchaser, and SUNTRUST BANK, N.A. and THREE PILLARS FUNDING, LLC, jointly as a Purchaser.

W I T N E S S E T H:

WHEREAS, the parties have previously entered into the Agreement;

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.             Defined Terms.  Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

2.             Amendments to the Agreement.  On the Effective Date (as defined in Section 4(a) of this Amendment),

(a)           Section 2.3(c) of the Agreement is hereby amended to read as follows:

“(c)         The Issuer may, by means of a letter delivered to the Administrative Agent and the Indenture Trustee (with a copy to each Interest Rate Hedge Counterparty) on not more than two (2) occasions after June 21, 2010 and prior to April 9, 2011, request that the aggregate Series 2009-1 Note Existing Commitments be increased by an aggregate amount not to exceed Seventy-Five Million Dollars ($75,000,000) (such that, after giving effect thereto, the aggregate Series 2009-1 Note Existing Commitments shall equal an amount of up to Four Hundred Million Dollars ($400,000,000)), by issuing additional Series 2009-1 Notes to one or more commercial banks, finance companies or other Persons (each an “Additional Series 2009-1 Noteholder”).  In addition, as a result of the issuance by an Affiliate of the Issuer of a series of term notes pursuant to a funding program similar to that contained in the Transaction Documents, which was effective as of June 28, 2010, the Series 2009-1 Existing Commitment of WFBNA is hereby reduced to an amount equal to One Hundred Fifty Million Dollars ($150,000,000).  Such reduction in the WFBNA commitment and outstandings shall be accomplished via a funding on July 20, 2010 by each Purchaser (other than WFBNA) to WFBNA (to an account designated by WFBNA) in an amount such that the aggregate outstanding Series 2009-1 Advances for each Purchaser (after giving effect to such Series 2009-1 Advances) shall be an amount equal to the product of (i) its Percentage (calculated based on an aggregate Purchase Limit of Three Hundred Twenty Five Million Dollars ($325,000,000)) and (ii) the then Aggregate Series 2009-1 Principal Balance.”

(b)           The Agreement is hereby amended by amending and restating Schedule 2 to the Agreement in the form attached as Schedule 2 hereto.

(c)           Each of the undersigned Purchasers, as Series 2009-1 Noteholders constituting the Requisite Global Majority, hereby consents to (x) Amendment 5 to the Series 2009-1 Supplement, dated as of July 16, 2010, between the Issuer and the Indenture Trustee, (y) Amendment 2 to the Indenture, dated as of July 16, 2010, between the Issuer and the Indenture Trustee, and (z) Amendment 1 to the Management Agreement, dated as of July 16, 2010, between the Issuer and the Manager.

3.             Representations, Warranties and Covenants of the Issuer.  The Issuer hereby represents, warrants and covenants for itself (unless otherwise provided):

(i)            It is duly organized and validly existing under the laws of the jurisdiction of its organization and in good standing and duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon its financial condition and business;

(ii)           It has power, and is duly authorized, to execute and deliver this Amendment, and it is authorized to perform its obligations under this Amendment;

(iii)          The execution, delivery and performance of this Amendment does not and will not require any consent or approval of any Governmental Authority, manager or any other Person which is not being obtained herein;

(iv)          This Amendment, when duly executed and delivered by the parties hereto, shall be legal, valid and binding obligation of Issuer, enforceable against Issuer in accordance with the terms set forth herein;

(v)           No Early Amortization Event, Event of Default or Manager Default or event which, with notice or lapse of time or both, would constitute an Early Amortization Event, Event of Default or Manager Default has occurred and is continuing, and no Early Amortization Event, Event of Default or Manager Default shall occur as a result of the execution, delivery and performance of this Amendment; and

(vi)          Each of the conditions precedent necessary to amend the Agreement as set forth herein have been, or contemporaneously with the execution of this Amendment will be, satisfied.

4.             Scope and Effectiveness of Amendment.

(a)           This Amendment and the agreements set forth herein shall be effective upon execution and delivery hereof (the “Effective Date”) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)           On and after the execution and delivery hereof, (i) this Amendment shall become a part of the Agreement and (ii) each reference in the Agreement to “this Agreement”, or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Agreement shall mean and be a reference to the Agreement as amended or modified hereby.

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(c)           Except as expressly amended or modified hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

(d)           Each party hereto agrees and acknowledges that this Amendment constitutes a “Transaction Document” under the Indenture.

5.             Entire Agreement.  This Amendment represents the entire agreement between the parties with respect to the subject matter hereof.

6.             Execution in Counterparts.  This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts (including by PDF file), each of which shall be an original, but all of which shall constitute one and the same instrument.

7.             Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS, THAT WOULD RESULT IN APPLICATION OF LAWS OTHER THAN THE STATE NEW YORK, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

THE ISSUER:	TAL ADVANTAGE III LLC

By: TAL International Container Corporation, its manager

By:
Name:
Title:

Amendment 6 to Series 2009-1 Note Purchase Agreement

A PURCHASER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By
Name:
Title:

Amendment 6 to Series 2009-1 Note Purchase Agreement

A PURCHASER:	ABN AMRO BANK N.V.

By
Name:
Title:

By
Name:
Title:

Amendment 6 to Series 2009-1 Note Purchase Agreement

A PURCHASER:	DVB BANK S.E.

By
Name:
Title:

By
Name:
Title:

Amendment 6 to Series 2009-1 Note Purchase Agreement

A PURCHASER:	THREE PILLARS FUNDING, LLC

By
Name:
Title:

SUNTRUST BANK, N.A.

By
Name:
Title:

Amendment 6 to Series 2009-1 Note Purchase Agreement

SCHEDULE 2

PURCHASE LIMITS

Purchaser	Purchase Limit
Wells Fargo Bank, National Association	$150,000,000
ABN AMRO Bank N.V. (f/k/a Fortis Bank (Nederland) N.V.)	50,000,000
DVB Bank S.E.	50,000,000
Three Pillars Funding LLC / Sun Trust Bank(1)	75,000,000

(1)  This Purchase Limit is measured on a consolidated basis for Three Pillars Funding LLC and SunTrust Bank.